STATE STREET BANK & TRUST COMPANY

                       CUSTODY AND ACCOUNTING FEE SCHEDULE

                             USAA MUTUAL FUNDS TRUST

                             EFFECTIVE JULY 1, 2007


--------------------------------------------------------------------------------
I.       DOMESTIC CUSTODY
--------------------------------------------------------------------------------

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

     The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of all USAA accounts serviced by State Street

         First $20 billion                                 0.25 basis points
         Next $20 billion                                  0.20 basis points
         Excess                                            0.15 basis points

     TRANSACTIONS

        DTC (non-ETD)                                                  $12.00
        DTC (ETD)                                                       $5.00
        Fed Book Entry (non-ETD)                                       $12.00
        Fed Book Entry (ETD)                                            $5.00
        PTC (non-ETD)                                                  $20.00
        PTC (ETD)                                                      $15.00
        Physical Settlements                                           $25.00
        Maturity collections                                            $8.00
        In Kind Transfers (DTC)                                         $7.00
        Paydowns                                                        $2.00
        Third party foreign exchange trades                            $30.00
        Call Monitoring                                                 $5.00
        Fund of Fund Trades                                             $5.00
        All other trades                                               $16.00
        Written options                                                $25.00
        Closed options                                               $15.00
        Futures transactions - no security movement                     $8.00
        Margin payments                                                 $6.00
        Fund trades                                                    $30.00
        Affirmations                                                    $1.00
        CWP  (per check)                                                  .65
        State Street Repo                                           No charge
        State Street FX                                             No charge

--------------------------------------------------------------------------------
II.      GLOBAL CUSTODY
--------------------------------------------------------------------------------


SUB-CUSTODIAN ASSET BASED FEES**

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

                                BASIS POINT
        COUNTRY                   CHARGES                   TRANSACTION FEES

      Argentina                     12.0                           $ 50
      Australia                      1.0                           $ 20
      Austria                        5.0                           $ 40
      Bahrain                       40.0                           $100
      Bangladesh                    40.0                           $100
      Belgium                        1.0                           $ 20
      Bermuda                       12.0                           $ 75
      Bolivia                       40.0                           $100
      Botswana                      40.0                           $ 75
      Brazil                         8.0                           $ 40
      Bulgaria                      20.0                           $ 75
      Canada                         2.5                           $ 20
      Chile                         20.0                           $ 75
      China                         20.0                           $100
      Colombia                      40.0                           $100
      Croatia                       40.0                           $ 75
      Cyprus                        40.0                           $100
      Czech Rep                      8.0                           $ 75
      Denmark                        1.0                           $ 20
      Ecuador                       40.0                           $ 75
      Egypt                         10.0                           $ 50
      Estonia                       40.0                           $ 40
      Euroclear                      2.5                           $ 20
      Finland                        1.0                           $ 20
      France                         2.5                           $ 20
      Germany                        2.5                           $ 20
      Ghana                         40.0                           $ 75
      Greece                         8.0                           $ 30
      Hong Kong                      6.0                           $ 25
      Hungary                       12.0                           $ 75
      Iceland                       12.0                           $ 25
      India                         15.0                           $100
      Indonesia                      8.0                           $ 50
      Ireland                        8.0                           $ 50
      Israel                        12.0                           $ 50
      Italy                          2.5                           $ 20
      Ivory Coast                   40.0                           $ 75
      Jamaica                       40.0                           $ 75
      Japan                          2.5                           $ 20
      Jordan                        12.0                           $100
      Kenya                         20.0                           $ 75
      Latvia                        40.0                           $ 50

                                 BASIS POINT
        COUNTRY                   CHARGES                   TRANSACTION FEES

      Lebanon                       40.0                           $100
      Lithuania                     12.0                           $ 50
      Malaysia                       6.0                           $ 50
      Mauritius                     20.0                           $ 75
      Mexico                         6.0                           $ 25
      Morocco                       20.0                           $ 75
      Namibia                       20.0                           $ 50
      Netherlands                    1.0                           $ 20
      New Zealand                    1.0                           $ 20
      Norway                         1.0                           $ 20
      Oman                          40.0                           $100
      Pakistan                      20.0                           $100
      Peru                          40.0                           $100
      Philippines                    8.0                           $ 50
      Poland                        15.0                           $ 50
      Portugal                       8.0                           $ 50
      Puerto Rico                    8.0                           $ 50
      Romania                       12.0                           $ 75
      Russia                        20.0                           $ 75
      S Africa                       6.0                           $ 20
      Singapore                      6.0                           $ 40
      Slovak Rep                    20.0                           $ 75
      Slovenia                      40.0                           $ 75
      South Korea                    1.0                           $ 20
      Spain                          5.0                           $ 20
      Sri Lanka                     12.0                           $ 75
      Swaziland                     40.0                           $ 75
      Sweden                         3.0                           $ 20
      Switzerland                    1.0                           $ 20
      Taiwan                        10.0                           $ 40
      Thailand                       6.0                           $ 40
      Trin & Tobago                 40.0                           $ 75
      Tunisia                       40.0                           $ 40
      Turkey                        30.0                           $ 40
      UK                             2.5                           $ 20
      Ukraine                       40.0                           $100
      Uruguay                       40.0                           $ 75
      Venezuela                     40.0                           $100
      Viet Nam                      40.0                           $100
      Zambia                        40.0                           $100
      Zimbabwe                      40.0                           $100

**Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

--------------------------------------------------------------------------------
III.     SECURITIES LENDING (PROGRAM RUN BY THIRD PARTY)
         Securities Lending Fees have been moved to Attachment A, as third party lending agent is paying fees directly to State Street
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IV.      FUND ACCOUNTING
--------------------------------------------------------------------------------
RECORDKEEPING
-------------
         Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of the Mutual Funds.

NON-MONEY MARKET FUNDS
----------------------
            First $18 billion                           0.80 basis points
            Excess                                      0.50 basis points
            Minimum monthly charge                                 Waived

MONEY MARKET FUNDS
------------------
            First $8 billion                            0.40 basis points
            Excess                                      0.20 basis points
            Minimum monthly charge                      Waived

ADVERTISED YIELD
----------------
         For each portfolio maintain, monthly charge is based on the number of holdings as followed:

            HOLDINGS PER PORTFOLIO                          MONTHLY FEE
            0 to 50                                             $250.00
            50 to 100                                           $300.00
            Over 100                                            $350.00

AUTOMATED PRICING VIA NAVIGATOR (EXCLUDES FUND OF FUNDS)
--------------------------------
         Quote Charge (based on month end positions
         Municipal Bonds via Muller Data                                 $10.00
         Municipal Bonds via Kenny Information Systems                   $16.00
         Government, corporate, and conv. bonds via Bridge               $11.00
         Corporate and government bonds via Bridge                       $11.00
         Government, corporate, and conv. bonds via FT Interactive       $16.00
         Corporate and government bonds via FT Interactive               $16.00
         Options, futures and private placements                          $6.00
         Foreign equities and bonds                                       $6.00
         Listed equities, OTC equities and bonds                          $6.00
         Corporate, municipal, convertible, and government
         Bonds, adjustable rate preferred stocks via IDSI                $12.00

MULTI-MANAGED FUNDS
-------------------
         For each additional portfolio, the fund will be charged        $10,000

--------------------------------------------------------------------------------
V.     ENHANCED ACCOUNTING SERVICES - FUND ADMINISTRATION
--------------------------------------------------------------------------------

       The following fees are for limited fund administration services or remote access to technology platforms. All fees quoted are expressed in annual terms unless expressly noted.

       * Performance calculations on multi-managed portfolios            $2,000
               (fee applies to each multi-manager portfolio)

       * Specialized fund administration reporting                         $250
               (fee is per report per fund)

           -   NSAR Broker
           -   Top ten holdings
           -   Series Broker allocation
           -   Dividend received deduction
           -   45 day dividend reporting
           - Government income breakdown/income by state (fee waived for this report)
           -   Massachusetts State reporting

       *  Specialized fund administration system applications

           -   Fund Administration Workstation
                 (remote access for all funds)                          $75,000
                     Before/After tax return module                    (waived)
               (the waiver relates to returns module only.
               Use of other FA workstation functions will require additional fees)

           -   Wash Sale System
               (On demand reporting)
                  -   Equity Fund (per fund)                             $5,000
           -   Fixed Income Fund (per fund)                              $3,000

           -   iTELS - tax efficient lot selection application           $2,500
               (service performed by State Street) per fund

--------------------------------------------------------------------------------
VI.       STATE STREET COMPLIANCE 38
--------------------------------------------------------------------------------
  COMPLIANCE REPORTING                                $600.00 PER YEAR PER FUND
       *    Copies of procedures and controls
            (revisions to be provided periodically)
            at a summary and detail level
       *    Annual certification of procedures and controls by State Street
       *    CCO Forums/Workshops

  3RD PARTY AUDIT REVIEW                             RECOVERED AS OUT OF POCKET

  BOARD REPORTING (TRAVEL EXPENSES)                  RECOVERED AS OUT OF POCKET

--------------------------------------------------------------------------------
VII.       SPECIAL SERVICES
--------------------------------------------------------------------------------

         Fees  for   activities   of  a   non-recurring   nature  such  as  fund
         consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.


--------------------------------------------------------------------------------
IX.      BALANCE CREDITS
--------------------------------------------------------------------------------

         For the Mutual Funds only, a balance credit will be applied against the custody fees or other fees as directed by USAA (excluding out-of-pocket expenses). The credit is based on 90% of the average Fed Funds rate for the month, times the average collected balance ( collected balance is positive balance).
         Overdrafts due to overspending/client errors or third party agent errors will be charged at a rate of Fed Funds plus 50 basis points. Total overdraft charges will be applied to the monthly custody bills.

--------------------------------------------------------------------------------
X.       OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These expenses have been separated into 2 categories; recurring and variable.

         RECURRING OUT-OF-POCKET EXPENSES
         --------------------------------
         Out-of-pocket   expenses  related  to  duplicating,   courier  service,
         postage/insurance, supplies related to fund records, communication/equipment costs (telephone, lease lines, etc.), and third-party internal control review will be charged back to the funds at a fixed monthly fee.

                             $315.00/month per fund

         VARIABLE OUT-OF-POCKET EXPENSES
         -------------------------------
         Variable out-of-pocket expenses will be billed as they occur. These out-of-pocket expenses include, but are not limited to the following:

         - Proxy Fees
         - Transfer fees
         - Sub-Custodian out-of-pocket charges, market fees, registration fees, stamp duties, etc.
         - Customized programming/transmissions @ $175 per hour)
           (100 hours for free)
         - Annual fee  for  each   customized program/transmission ($3,000)--1st
           three are free
         - Non recurring legal fees - Wires ($5.00)

All fees above will be charged against the Fund's custodian account five (5) business days after the invoice is sent to the Fund's offices. Payment does not preclude any required billing adjustments that will be made to the following months bill.

--------------------------------------------------------------------------------
STATE STREET                                      USAA MUTUAL FUNDS TRUST

By J Charney                                      By  Roberto Galindo Jr.
   ---------------------------------                  ------------------------

Title VP                                          Title   Assistant Treasurer
      ------------------------------                  ------------------------

Date   7/31/07                                    Date    8/8/07
      ------------------------------                  ------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       STATE STREET BANK AND TRUST COMPANY
                                  ATTACHMENT A
--------------------------------------------------------------------------------

                  THIRD PARTIES SECURITIES LENDING-FEE SCHEDULE
                  (PROGRAM RUN BY METROPOLITAN WEST SECURITIES)

================================================================================


ADMINISTRATION FEE
------------------
For  reporting  of fails,  cash  collateral,  shares on loan,  past due  income.
Services related to income collection and corporate action support. The fee shown below is annualized, billed and payable monthly.

Prime Meridian access*                                               $1,080.00
*for accounts NOT already billed by SSC's Cash Management group

DOMESTIC (DTC, FED)
------------------
Deliver/Receive loaned securities versus cash/
securities collateral (ETD)                                              $7.00
Loan Administration--DTC SPO                                             $5.00
                     Wire transfer                                       $5.00

NON-US (SLEEVES USED IN SECTION V)
---------------------------------
Deliver/Receive loaned securities versus cash/ securities collateral
         Group I                                                        $25.00
         Group II                                                       $40.00
         Group III                                                      $50.00
         Group IV                                                       $75.00
         Group V                                                       $100.00

OTHER CUSTODY CHARGES
---------------------
Domestic Collateral Account Holdings*                           .4 basis point

Collateral transactions:
                            DTC, Fed Buy/Sell/Maturity                   $7.00
                            Wire in/out                                  $5.00

*based on month end market values of collateral accounts


TRANSMISSION OF CUSTODY POSITIONS AND ACTIVITY
----------------------------------------------
Programming for standard transmission. Transmission set up, integration testing and maintenance.
$175.00 per hour


                                       1A